Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES DECLARES & INCREASES QUARTERLY DIVIDEND,

ANNOUNCES 1Q22 PRODUCTION RESULTS, AND IMPROVES 2022 PROJECTED ROCE FROM

2022 CAPITAL PROGRAM ENHANCEMENT

Oklahoma City, April 27, 2022 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced an increased quarterly dividend, and its first quarter 2022 production results, as well as improvements to its 2022 projected return on capital employed1 from its 2022 capital program enhancement.

The Company’s Board of Directors recently approved increasing the Company’s quarterly dividend to $0.28 per share, payable on May 23, 2022 to stockholders of record on May 9, 2022. This dividend represents a $0.05, or approximately 22%, increase to the Company’s $0.23 per share quarterly dividend paid in first quarter 2022 and equates to an approximately 1.8% annualized dividend yield, as of April 21, 2022, which exceeds the S&P 500 average yield. The Company continues to target a 2.0% or greater annualized dividend yield long term.

First quarter 2022 total production averaged approximately 373.8 MBoepd. First quarter 2022 oil production averaged approximately 194.8 MBopd. First quarter 2022 natural gas production averaged approximately 1,074 MMcfpd.

The Company is updating its 2022 annual oil production guidance to 200 to 210 MBopd from 195 to 205 MBopd. This is inclusive of production for the remainder of the year from the closing of the Company’s Powder River acquisition on March 25, 2022. The Company is also projecting a December 2022 oil production exit rate of approximately 220 to 230 MBopd. Additionally, the Company is updating its 2022 annual natural gas production guidance to 1,100 MMcfpd to 1,200 MMcfpd from 1,040 to 1,140 MMcfpd.

The Company’s modified 2022 capital program of $2.6 to $2.7 billion from $2.3 billion is enhancing the Company’s projected return on capital employed by 2.0% over its original 21% return on capital employed at $80 WTI and $3.50 HH. Adjusting for current commodity prices, the Company’s projected return on capital employed is increasing to approximately 31% in 2022. The Company is also projecting a 40% or lower reinvestment rate, versus approximately 45% in the original capital program. Within the modified spend, the Company is allocating $100 to $125 million to activity related to a newly closed bolt-on acquisition in the Permian. The Company has added over 75,000 acres to its Permian position in addition to its strategic entrance announcement in November 2021. Additionally, the Company is allocating $100 to $150 million to outside operated spending. Finally, the Company is allocating $100 to $125 million toward inflation and securing high quality rigs and crews for future years.

“Our well-executed corporate returns driven and opportunity-based capital investment strategy is resulting in a significant improvement to our already strong balance sheet, shareholder return of capital and return on capital employed. Not only is our annualized dividend yield exceeding the S&P 500 average yield, but our enhanced 2022 capital program is improving our return on capital employed by approximately 2.0% versus our original 2022 capital program, at normalized prices. Continental will continue to differentiate itself from peers and the broader market through 2022 and beyond, and we look forward to providing additional color during our first quarter 2022 earnings report,” said Bill Berry, President & Chief Executive Officer.

[1]

Return on capital employed represents net income attributable to the Company before non-cash gains and losses on derivatives, non-cash equity compensation expense, interest expense, and gains and losses on extinguishment of debt, the result of which is divided by average capital employed for the year, with capital employed representing the sum of total debt and total shareholders’ equity attributable to the Company, less cash and cash equivalents.

1Q22 Earnings Conference Call

The Company plans to host a conference call to discuss first quarter 2022 results on Thursday, May 5, 2022, at 10:00 a.m. ET (9:00 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	10:00 a.m. ET, Thursday, May 5, 2022
Dial-in:	1-888-317-6003
Intl. dial-in:	1-412-317-6061
Conference ID:	3358185

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number:	1-877-344-7529
Intl. replay:	1-412-317-0088
Conference ID:	8488139

The Company plans to publish a first quarter 2022 summary presentation to its website at www.CLR.com prior to the start of its conference call on Thursday, May 5, 2022.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company is also the largest producer in the Anadarko Basin of Oklahoma and has newly acquired positions in the Powder River Basin of Wyoming and Permian Basin of Texas. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2022, the Company will celebrate 55 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:

Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay

Investor Relations Analyst

405-774-5878

Lucy.Spaay@CLR.com

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